UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2017

Pandora Media, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35198	94-3352630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2101 Webster Street, Suite 1650
Oakland, CA 94612
(Address of principal executive offices, including zip code)

(510) 451-4100
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02                 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director

On June 21, 2017, the Board of Directors (the “Board”) of Pandora Media, Inc. (the “Company”) appointed Jason Hirschhorn as a Class III director to serve until the expiration of the Class III term at the 2017 annual meeting of stockholders, or until his earlier death, disqualification, resignation or removal. No determination has been made as to which committee or committees of the Board Mr. Hirschhorn will serve.

Jason Hirschhorn, age 46, has served on our board of directors since June 2017. Since 2013, Mr. Hirschhorn has served as the chief executive officer and chief curator at REDEF Group, Inc., a company that creates curated information streams focused on specific industries and pop culture. Mr. Hirschhorn has had other substantial business experience, including serving as chief product officer and co-president from 2009 to 2010, of MySpace, Inc. and president of Sling Media, Inc. from 2006 to 2009. Mr. Hirschhorn also held several positions at MTV Networks Company from 2000 to 2006, including chief digital officer; senior vice president, digital music and media; senior vice president, CMT.com and VH1.com; and vice president, product development, Sonicnet. Prior to joining MTV Networks, he founded and was president and chief executive officer of Mischief New Media, Inc., which was sold to Viacom in 2000. Since 2011, Mr. Hirschhorn has served as a member of the board of directors of Metro-Goldwyn-Mayer Studios, Inc. Mr. Hirschhorn is also the chair of the digital advisory group of Sundance Institute. Mr. Hirschhorn holds a B.S. in International Business and Marketing from New York University. We believe that Mr. Hirschhorn is qualified to serve as a member of our board of directors due to his extensive experience in the music industry, new technologies and social networking.

Mr. Hirschhorn will be compensated for his service on the Board pursuant to the Company's non-employee director compensation practices (pro-rated for any partial year of service), which currently includes annual cash compensation of $40,000 and an annual equity award on the date of the Company’s annual stockholder meeting. Mr. Hirschhorn entered into the Company's standard form of director indemnification agreement.

The Company has not entered into any transactions identified in Item 404(a) of Regulation S-K with Mr. Hirschhorn.

Departure of an Executive Officer, Departure of a Director

On June 27, 2017, the Company announced that Tim Westergren has decided to step down from both his position as Chief Executive Officer and from the board of directors of the Company, effective immediately. The Company has commenced a search for a successor to Mr. Westergren, and Naveen Chopra, the Company’s current Chief Financial Officer, has been appointed as interim Chief Executive Officer, effectively immediately.

Departure of an Executive Officer

On June 27, 2017, the Company announced that Michael Herring is no longer President of the Company, effective immediately.

Item 7.01                Regulation FD Disclosure.

On June 27, 2017, the Company issued a press release announcing the appointment of Mr. Hirschhorn to the Board, Mr. Westergren’s departure as Chief Executive Officer and from the Board, the appointment of Mr. Chopra as interim Chief Executive Officer, and that Mr. Herring is no longer serving as President of the Company. A copy of this press release is furnished as Exhibit 99.1 hereto.

The information provided pursuant to Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01                Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Exhibit Description
99.1	Press Release dated as of June 27, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PANDORA MEDIA, INC.
Dated: June 27, 2017	By:	/s/ Stephen Bené
Stephen Bené General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit Description
99.1	Press Release dated as of June 27, 2017